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                             FINANCIAL DATA SCHEDULE
                     (For fiscal year ended August 31, 1995)

THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE ANNUAL REPORT DATED AUGUST 31, 1995 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH ANNUAL REPORT.


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
California Tax-Free Money
Market Fund

Net asset value per share - beginning of period                         $  1.00
Net investment income (loss) per share                                    0.032
Net realized and unrealized gain (loss) per share                             0
Dividends per share from net investment income                            0.032
Distributions per share from realized gains                                   0
Per share returns of capital and distributions from
other sources                                                                 0
Net asset value per share-end of period                                 $  1.00
Ratio of expenses to average net assets (before
expense reimbursements)                                                    0.66%
Average debt outstanding during recent period                                 0
Average debt outstanding per share                                            0


California Tax-Free
Income Fund

Net asset value per share - beginning of period                         $ 12.17
Net investment income (loss) per share                                     0.61
Net realized and unrealized gain (loss) per share                          0.30
Dividends per share from net investment income                             0.66
Distributions per share from realized gains                                0.20
Per share returns of capital and distributions from
other sources                                                                 0
Net asset value per share-end of period                                 $ 12.22
Ratio of expenses to average net assets (before
expense reimbursements)                                                    0.62%
Average debt outstanding during recent period                                 0
Average debt outstanding per share                                            0


California Insured
Intermediate Fund

Net asset value per share - beginning of period                         $ 10.23
Net investment income (loss) per share                                     0.44
Net realized and unrealized gain (loss) per share                          0.30
Dividends per share from net investment income                             0.48
Distributions per share from realized gains                                   0
Per share returns of capital and distributions from
other sources                                                                 0
Net asset value per share-end of period                                 $ 10.49
Ratio of expenses to average net assets (before
expense reimbursements)                                                    0.76%
Average debt outstanding during recent period                                 0
Average debt outstanding per share                                            0
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
U.S. Government
Securities Fund

Net asset value per share - beginning of period                         $ 10.30
Net investment income (loss) per share                                     0.70
Net realized and unrealized gain (loss) per share                          0.41
Dividends per share from net investment income                             0.75
Distributions per share from realized gains                                   0
Per share returns of capital and distributions from
other sources                                                                 0
Net asset value per share-end of period                                 $ 10.66
Ratio of expenses to average net assets (before
expense reimbursement)                                                     0.75%
Average debt outstanding during recent period                                 0
Average debt outstanding per share                                            0


The United States
Treasury Trust

Net asset value per share - beginning of period                         $  1.00
Net investment income (loss) per share                                    0.050
Net realized and unrealized gain (loss) per share                             0
Dividends per share from net investment income                             0.50
Distributions per share from realized gains                                   0
Per share returns of capital and distributions from
other sources                                                                 0
Net asset value per share-end of period                                 $  1.00
Ratio of expenses to average net assets (before
expense reimbursements)                                                    0.72%
Average debt outstanding during recent period                                 0
Average debt outstanding per share                                            0


S & P 500 Index Fund

Net asset value per share - beginning of period                         $ 11.38
Net investment income (loss) per share                                     0.39
Net realized and unrealized gain (loss) per share                          1.94
Dividends per share from net investment income                             0.37
Distributions per share from realized gains                                0.03
Per share returns of capital and distributions from
other sources                                                                 0
Net asset value per share-end of period                                   13.31
Ratio of expenses to average net assets (before
expense reimbursement)                                                     1.04%
Average debt outstanding during recent period                                 0
Average debt outstanding per share                                            0
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
S & P Midcap Index Fund

Net asset value per share - beginning of period                          $12.21
Net investment income (loss) per share                                     0.26
Net realized and unrealized gain (loss) per share                          2.04
Dividends per share from net investment income                             0.25
Distributions per share from realized gains                                0.44
Per share returns of capital and distributions from
other sources                                                                 0
Net asset value per share-end of period                                  $13.82
Ratio of expenses to average net assets (before
expense reimbursement)                                                     0.80%
Average debt outstanding during recent period                                 0
Average debt outstanding per share                                            0
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